CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our reports dated November 18, 2016 on the financial statements and financial highlights of Touchstone Investment Trust (comprising, respectively, Touchstone Active Bond Fund and Touchstone High Yield Fund) and the Touchstone Funds Group Trust (comprising, respectively, Touchstone Emerging Markets Small Cap Fund, Touchstone Arbitrage Fund, Touchstone Mid Cap Fund, Touchstone Mid Cap Value Fund, Touchstone Premium Yield Equity Fund, Touchstone Sands Capital Select Growth Fund, Touchstone Small Cap Fund, Touchstone Small Cap Value Fund, Touchstone Total Return Bond Fund, Touchstone Ultra Short Duration Fixed Income Fund, and Touchstone Merger Arbitrage Fund), included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2016, in Post-Effective Amendment Number 83 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-70958), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
January 27, 2017